UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2011

C&F FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

802 Main Street, West Point, Virginia	23181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events

As previously disclosed, the FDIC referred to the Department of Justice an alleged violation of the Equal Credit Opportunity Act and the Fair Housing Act in connection with certain lending practices of C&F Mortgage Corporation, a wholly-owned subsidiary of C&F Financial Corporation’s C&F Bank.  On September 30, 2011, C&F Mortgage Corporation entered into a settlement with the Department of Justice pursuant to a consent order with respect to certain mortgage company practices.  While there has been no factual finding or adjudication with respect to any matter of the alleged violation, C&F Mortgage Corporation and the Department of Justice have mutually decided to reach a settlement to avoid the burden of litigation and the associated distractions.  As part of the consent order, the mortgage company agreed to implement certain policies, procedures and monitoring of its lending practices and to provide a $140,000 settlement fund for borrowers who may have been affected.

C&F’s board of directors and management strongly disagree with the alleged violations and deny that it violated any fair lending law or regulation or engaged in any wrongdoing.  However, prior to the settlement, C&F Mortgage Corporation had already taken steps to strengthen its internal processes to address the issues raised by the Department of Justice.  C&F Mortgage Corporation does not tolerate discrimination in its lending practices and will continue to be committed to fair lending.

The results of this settlement, which is pending court approval, are not expected to have a material adverse impact on C&F Financial Corporation’s results of operations or financial condition.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
(Registrant)

Date:	September 30, 2011	By:	/s/ Thomas F. Cherry
Thomas F. Cherry
Chief Financial Officer

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